SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2007

EncryptaKey, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-31361	22-3720628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 371270, Las Vegas, NV		89137
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-360-0652

10805 Holder Street, Cypress, CA 90630 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2007, the registrant entered into a contract with Encryptakey, Inc., a Nevada corporation (“EK Nevada”) a company primarily owned by Mr. Kelly Owen, to acquire all of our assets, intellectual property and operations related to our primary product, the Encryptakey device. In exchange, EK Nevada agreed to assume all our debts of the registrant related to the purchased assets, specifically excluding legal and accounting fees, in a total amount of approximately $242,739, and to cause the return to treasury all shares of our common stock owned by Mr. Owen or any affiliated entities, consisting of the 5,500,000 shares held by Owen Consulting LLC and the 636,120 shares held by Owen Consulting, Inc.

SECTION 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 27, 2007, the Board of Directors appointed Alan Shinderman to our Board of Directors and to act as our Chief Executive Officer and as a member of the Board of Directors where he shall serve until the next annual meeting of the shareholders or until removed by other actions as allowed by the corporate bylaws. Mr. Shinderman’s appointment to our board will be effective upon the expiration of ten days following the company mailing a notice to its shareholders on form 14F-1.

Mr. Shinderman is now our sole officer and director. Mr. Shinderman has worked as a financial planner and asset manager for approximately twenty years. He formed his full service financial planning firm, Shinderman & Associates, in approximately 1986. The firm relocated to Aspen, Colorado, and changed its name to Aspen Asset Management in 1990. Mr. Shinderman opened a second office in Las Vegas, Nevada, in 1993 and has lived in Las Vegas full time since approximately 2003. Mr. Shinderman has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have an employment agreement with Mr. Shinderman. There are no family relationships between Mr. Shinderman and any of our members of the Board of Directors or executive officers.

Contemporaneously therewith, Mr. Kelly Owen tendered his resignation as an officer and director of the Company. Mr. Owen’s resignation as an officer was effective immediately and his resignation as a director will be effective upon the expiration of ten days following the company mailing a notice to its shareholders on form 14F-1.

There was no known disagreement with Mr. Owen on any matter relating to the Company’s operations, policies or practices.

SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description of Exhibit
10.1	Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EncryptaKey, Inc.

Alan Shinderman
Chief Executive Officer

Date: December __, 2007